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                                                                  EXHIBIT 10 (c)



                 SECOND AMENDMENT TO THE DEFERRED COMPENSATION
                         AGREEMENT DATED APRIL 25, 1996

     THIS AMENDMENT is dated as of March 25, 1999, and is by and between the SOUTHSIDE BANCSHARES CORP., a Missouri corporation located in St. Louis, Missouri (the" Company") and THOMAS M. TESCHNER (the "Employee").

RECITALS:

    1. On April 25, 1996, the Employee and the Company entered into a certain Deferred Compensation Agreement, as amended (the "Agreement").

    2. The Company and the Employee agree that it is in the best interest of each party to amend the Agreement as provided below to reflect that certain three for one stock split, payable in the form of a stock dividend of two shares of common stock for each common share outstanding on November 15, 1998 to shareholders of record on November 2, 1998.

     NOW THEREFORE, the Agreement is amended as follows:

    1. The first paragraph of Section 2 of the Agreement is amended to read as follows.

          "2. Grant of Awards. For each calendar year beginning on January 1, 1998 during the term of this Agreement, Employee will be granted (as of the last business day of each such year) such number of whole and/or fractional shares of Performance Stock, at a deemed value of the bid price of the Company's publicly traded common stock on the last trading day of the Plan Year in the case of 2.a. and 2.b. and Five Dollars and Thirty Three Cents ($5.33) per share in the case of 2.c., as shall have a value equal to the sum of:"

     IN WITNESS OF THE ABOVE, Employee has executed this Second Amendment and the Company has caused its duly authorized officers to execute this Second Amendment.


               Employee:               Company:

               THOMAS M. TESCHNER      SOUTHSIDE BANCSHARES CORP.


               /s/ Thomas M. Teschner  /s/ Howard F. Etling
               ----------------------  --------------------------
               Thomas M. Teschner
                                       Its Chairman of the Board
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